Exhibit 10.1

LICENSE AGREEMENT

This License Agreement, executed as of 20th day of October, 2017 (the “Effective Date”) between American Education Center Inc., a Nevada corporation (hereinafter named "Licensee") and Max P. Chen (hereinafter named “Licensor”) (collectively, the “Parties”), sets forth the following:

RECITALS

WHEREAS, Licensor is the owner of the copyright and/or world-wide rights to a collection of certain published books (hereinafter "Licensed Products") listed in the Appendix of the Agreement;

WHEREAS, Licensor intends to grant an exclusive license to Licensee to use or incorporate contents from the Licensed Products, in the course of its business and for its own internal business purposes;

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, the

Parties, intending to be legally bound, hereby agree as follows:

AGREEMENT

1. LICENSE RIGHT LICENSE.

1.1. GRANT OF LICENSE. Upon the terms and conditions set forth in this Agreement, including, without limitation, those set forth in this Section 1.1, Licensor grants Licensee a revocable, exclusive, world-wide, and royalty-free license to use, reproduce, distribute copies of, make derivative works of, publish, distribute, display, broadcast and/or transmit the Licensed Copyrighted Works worldwide (the “Licensed Territory”), in the course of its business and for its own internal business purposes (the “Copyright License”), and for no other purpose whatsoever without the express written permission of the Licensor.

1.2. USE OF WORK. Licensee shall provide Licensor, upon Licensor’s request, with representative samples of how Licensee is using the Licensed Products. If, at any time, any use of the Licensed Products fails to conform to Licensor’s standards, Licensor may provide to Licensee notice of said failure. Licensee shall cure said failure within thirty days from the date of such notice. In the event that said failure is not cured within the period described in the preceding sentence, Licensor may then terminate this Agreement immediately, non-conforming copies of the Licensed Products destroyed or promptly submitted to Licensor. If Licensor fails to approve any modifications or changes to the Licensed Products within thirty days of Licensee advising Licensor of proposed changes, Licensor’s approval shall be deemed to have been granted.

1.3. DERIVATIVRE WORK. Any modified or derivative works for use for the Licensed Products such modified or derivative works shall be deemed to be “Licensed Copyrighted Works.” Except as expressly permitted under this Agreement, Licensee shall not itself develop or use any modified or derivative works of the Licensed Copyrighted Works. Notwithstanding any provision of law that may initially vest ownership of copyrights in modifications or derivative works of the Licensed Copyrighted Works in Licensee or a third party that Licensee may engage in connection therewith, Licensor and Licensee hereby expressly agree that Licensor shall be considered the author and owner of the copyrights in the Licensed Copyrighted Works, including any derivative works or modifications of the original Licensed Copyrighted Works, whether or not any such modified or derivative works are approved by Licensor for use in connection with the Licensed Copyrighted Works and the Business. To the extent permitted by law, the creation of any modifications or derivative works of the Licensed Copyrighted Works shall be deemed “works made for hire” for Licensor. Licensee shall execute any documents, including assignments, Licensor may determine it requires to vest ownership of the Licensed Copyrighted Works, including any modifications or derivative works of the original Licensed Copyrighted Works, in Licensee. Licensee shall have sole discretion as to whether to seek registration of the Licensed Copyrighted Works, but in no event, shall Licensee apply for copyright registration of any of such works in its own name. Licensee shall execute written agreements, in a form acceptable to Licensor, with any independent contractor Licensee engages in connection with the creation of modifications or derivative works of the Licensed Copyrighted Works to ensure that such independent contractor is bound by this Section 1.3 to the same extent as Licensor.

1.4 CREATION OF NEW WORKS. Subject to the terms and conditions of this Agreement, including those set forth in this Section 1.4, Licensee may create new works utilizing the Licensed Copyrighted Works (the “New Works”). Licensee may utilize the New Work to the extent permitted under the Copyright License.

1.5 OWNERSHIP OF NEW WORKS. As between Licensor and Licensee, Licensor shall be deemed the owner of the copyrights in the New Works and shall be permitted to apply for copyright registration of the New Works.

1.6 AGREEMENT NOT TO CONTEST. Licensee shall not question, contest or challenge the title or ownership by Licensor of the Licensed Copyrighted Works during the Term or thereafter. Licensee will claim no right, title or interest in the Licensed Copyrighted Works except the right to use the same pursuant to the terms, provisions and conditions of this Agreement, and will not seek during the Term or thereafter to register the same in any jurisdiction or before any agency, regulatory body, or official entity.

1.7 Licensor’s Right to Protect Trademarks and Copyrights. Nothing in this Agreement shall be construed to bar Licensor from protecting its right to the exclusive use of its copyrights against infringement thereof by any party or parties, including Licensee (in the case of its use of any of the foregoing other than pursuant to the Copyright License), either during the Term or thereafter.

1.8 Duty to Notify of Infringement and Enforcement Action by Licensor. Licensee shall promptly notify Licensor in writing in the event it becomes aware of any third party infringing, misusing, or otherwise violating any of Licensor’s rights in the Licensed Copyrighted Works, or who Licensee believes is, or may be infringing, diluting, or otherwise derogating the Licensor’s rights in the Licensed Copyrighted Works. Licensor may, at its sole discretion, take action against such third party to enforce its interest in the Licensed Copyrighted Works, and in such event, shall be entitled to retain all monetary recovery from any such third party by way of judgment, settlement, or otherwise. In the event Licensor elects or takes enforcement action, Licensee agrees to cooperate promptly and fully with any such effort, at Licensee’s expense.

1.9 ASSIGNMENT AND SUBLICENSE.

     1.9.1     Restriction on Assignment and Sublicense. Except as otherwise expressly set forth herein, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, transferred, conveyed or delegated by Licensee in any manner (whether by operation of law pursuant to a change of control or otherwise) without the prior written consent of Licensor, and any purported assignment, transfer, conveyance or delegation in violation hereof will be null and void, provided that Licensee may assign this Agreement and its rights and obligations hereunder to any direct successor to all or substantially all of the Business. This Agreement is not intended to confer any rights or benefits on any person or entity other than the parties hereto, except as expressly provided in Section 1.10.1. Licensee shall not sublicense any of its rights under this Agreement without the express prior written consent of Licensor, which shall be solely within Licensor’s discretion and subject to Licensee’s sublicensee’s express written agreement to abide by and comply with all of the terms and conditions of this Agreement. Licensor may freely transfer this Agreement and its rights or obligations hereunder or the Licensed Copyrighted Works, subject only to Licensee’s rights under this Agreement.

1.9.2     Continuance of Obligations. Any assignment or sublicense of rights of Licensee under this Agreement, even with the prior consent of Licensor, shall not operate to release, limit, impair or suspend any of the obligations of Licensee under this Agreement.

1. 10 WARRANTY DISCLAIMER/INDEMNITY/HOLD HARMLESS.

1.10.1     Licensee’s Indemnification Obligation. Regardless of any inspections conducted by or consents granted by Licensor and regardless of compliance by Licensee (or any Permitted Third Party Provider) with any standards promulgated hereunder, Licensee agrees to indemnify, defend and hold harmless Licensor, its Affiliates (including parent entities), and their respective stockholders, directors, officers, employees, agents and assignees from and against any and all claims, demands, causes of action, damages, losses, liabilities, judgments, costs, fines, penalties, obligations, together with all reasonable costs and expenses incurred in connection with the foregoing (including, without limitation, court costs, litigation expenses and reasonable attorneys fees) (“Damages”) that any of them may suffer or incur (including pursuant to judgment or settlement) as a result of or relating to (a) Licensee’s use of the Licensed Copyrighted Works, (b) Licensee’s breach of any of the terms of this Agreement, and (c) the activities or omissions of Licensee or any of its stockholders, directors, officers, employees, agents and assignees; provided, however, that Licensor shall not be entitled to indemnification hereunder to the extent that the Damages being sought were caused by any breach of a representation or warranty of Licensor hereunder or act or omission of Licensor. If in the reasonable good faith judgment of Licensor, the Licensee fails to undertake and continue the defense of any of the foregoing, Licensor shall have the right (but not obligation) to make and continue such defense as it considers appropriate and to settle the underlying matter at the expense of Licensee. Nothing herein shall prevent Licensor from defending, if it so desires in its own discretion, any matter at its own expense through its own counsel, notwithstanding that the defense thereof may have been undertaken by Licensee.

1.10.2     Warranty. Licensor represents and warrants that it has full right and authority to grant the licenses granted to Licensee hereunder.

1.10.3     Warranty Disclaimer. EXCEPTING ONLY THE WARRANTY BY LICENSOR IN SECTION 1.10.2, LICENSEE HEREBY EXPRESSLY ACKNOWLEDGES THAT LICENSOR MAKES NO WARRANTIES OF ANY KIND TO LICENSEE, WHETHER WITH RESPECT TO THE LICENSED COPYRIGHTED WORKS OR OTHERWISE. EXCEPTING ONLY THE WARRANTY BY LICENSOR IN SECTION 1.10.2, LICENSOR HEREBY EXPRESSLY DISCLAIMS ANY WARRANTY OBLIGATION, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

1.11 Employment/Partnership Issues. This Agreement does not create, is not intended to create, and shall not be interpreted or construed as creating a partnership, joint venture, agency, employment, master and servant, or similar relationship between Licensor and Licensee, and no representation to the contrary shall be binding upon either party.

2. TERM. Unless terminated pursuant to Section 3 of this Agreement, this Agreement shall be effective for a period of five years (the “Term”) from the Effective Date (the “Termination Date”). At the end of the Term, the Agreement shall automatically renew unless either Party notifies the other in writing its intention not to renew the Agreement, thirty (30) days prior to the Termination Date.

3. TERMINATION AND SURVIVAL.

3.1 TERMINATION. This Agreement and the Copyright License granted to Licensee under this Agreement, together with any and all rights of Licensee or any of its assigns or sublicensees, shall terminate upon the first to occur of the following:

(a) expiration of the Term;

(b) the date specified for termination in a written notice by Licensee to Licensor;

(c) the date specified for termination in a written notice by Licensor to Licensee after the occurrence of the Default;

(d) any assignment for the benefit of creditors of Licensee; or

(f) any attachment, execution of judgment or process against any of Licensee’s rights under the Copyright License or otherwise under this Agreement, unless satisfied or released within sixty (60) calendar days.

3.2 Survival. In addition to the survival provisions set forth elsewhere in this Agreement, the provisions Sections 1.3, 1.4, 1.5, 1.6, 1.8, 1.9, 1.10, 1.11, and 3.2 shall survive expiration or termination of this Agreement for any reason and shall remain in full force and effect in accordance with their respective terms, without modification, limitation or impairment of any kind.

4. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or portable document format (pdf)) for the convenience of the parties hereto, each of which will be deemed an original, but all of which together will constitute one and the same instrument. No signature page to this Agreement evidencing a party’s execution hereof will be deemed to be delivered by such party to any other party hereto until such delivering party has received signature pages from all parties signatory to this Agreement.

5. Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and will not in any way affect the meaning or interpretation of this Agreement.

6. Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, each of which will remain in full force and effect, so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in a manner materially adverse to any party.

7. Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

8. Entire Agreement. This Agreement and the related documents contained as Exhibits hereto contain the entire understanding of the parties relating to the subject matter hereof and supersede all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter hereof. This Agreement may be amended, supplemented or modified, and any provision hereof may be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement is sought. The recitals to this Agreement are hereby incorporated by reference and made a part of this Agreement for all purposes. To the extent of any conflict between this Agreement and the Master Separation and Distribution Agreement, the provisions of this Agreement shall control.

9. Construction. Neither this Agreement nor any provision contained in this Agreement will be interpreted in favor of or against any party hereto because such party or its legal counsel drafted this Agreement or such provision. Whenever the plural form of a word is used in this Agreement, that word will include the singular form of that word. Whenever the singular form of a word is used in this Agreement, that word will include the plural form of that word. The term “and” shall also mean “or” and “or” shall also mean “and” as the context permits or requires to provide the broadest meaning or inclusion of the subject. The term “include” or any derivative of such term does not mean that the items following such term are the only types of such items.

10. GOVERNING LAW. This Agreement shall be construed and controlled by the laws of the State of New York without reference to conflict of laws principles.

11. NOTICES. All notices or other communications to or upon any party shall be delivered to or at the addresses set forth on the signature page(s) hereto. For purposes of this Section, notice can include notice by written mail, electronic mail or by facsimile and shall be deemed served when sent; provided, however, that notice of a breach of this Agreement and notice of termination of this Agreement shall be given by overnight courier service or certified mail, return receipt requested. Either party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such party at such changed address.

12. AMENDENT. No amendments, modifications or additions to or deletions from this Agreement shall be binding unless accepted in writing by authorized representatives of the Parties.

[Signature Page Follows]

IN WITNESS WHEREOF the Parties hereto have executed this Agreement the day and year first above written.

Name: Max P. Chen	Name: Weihua Zhu

Address: ___________________________	Address: _________________________

Signature /s/ Max P. Chen	Signature /s/ Weihua Zhu

Title ______________________________	Title: COO, American Education Center Inc.

Date 10/20/2017 Phone: ____________	Date 10/20/2017 Phone: ____________

Appendix